Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-230627) of our report dated February 28, 2022, relating to the consolidated financial statements of KKR & Co. Inc. and the effectiveness of KKR & Co. Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of KKR & Co. Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

New York, New York

May 31, 2022